EXHIBIT (A)(4)


                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock


                                       of


                                  CDnow, Inc.


                                       at


                              $3.00 Net Per Share


                                       by


                             BINC Acquisition Corp.


                          a wholly owned subsidiary of


                               Bertelsmann, Inc.


                                                                  July 26, 2000

To Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     We have been appointed by BINC Acquisition Corp., a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of Bertelsmann, Inc., a Delaware corporation ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase all outstanding shares of common stock, no par value (the "Shares"), of CDnow, Inc., a Pennsylvania corporation (the "Company") at a purchase price of $3.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 26, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

         1.   Offer to Purchase dated July 26, 2000;

         2. Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

         3. Notice of Guaranteed Delivery to be used to accept the Offer if Share Certificates are not immediately available or if such certificates and all other required documents cannot be delivered to the Depositary, or if the procedures for book-entry transfer cannot be completed on a timely basis;

         4. A form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

         5. Return envelope addressed to ChaseMellon Shareholder Services, L.L.C., as the Depositary.


         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, AUGUST 22, 2000, UNLESS THE OFFER IS EXTENDED.

         Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Depositary, the Information Agent and the Dealer Manager as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling costs incurred by you in forwarding the enclosed materials to your customers. Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         In order to accept the Offer, a duly executed and properly completed Letter of Transmittal (or a facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and any other required documents, should be sent to the Depositary by 12:00 midnight, New York City time, on Tuesday, August 22, 2000.

         Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                                     Very truly yours,



                                                     LAZARD FRERES & CO. LLC


         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, PURCHASER, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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